UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 22, 2004

ENBRIDGE ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-10934	39-1715850
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1100 Louisiana, Suite 3300, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(713) 821-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

A press release issued by Enbridge Energy Partners, L.P. (the “Partnership”) on October 22, 2004 regarding financial results for quarter ended September 30, 2004 is attached hereto as Exhibit 99.1.  The first paragraph , the second paragraph, the table captioned “Comparative Third Quarter and Year to Date Earnings,” and the table captioned “EBITDA Reconciliation” are incorporated herein by reference.  As noted in the press release, a copy of the Partnership’s condensed unaudited quarterly financial statements is available at the Partnership’s website at www.enbridgepartners.com.  Those financial statements are attached as Exhibit 99.2 and are incorporated herein by reference.  This information is not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

EBITDA is used as a supplemental financial measure to assess: (a) the ability of assets to generate cash sufficient to pay interest costs and make cash distributions to unitholders, (b) the financial performance of assets and (c) the appropriateness of the purchase price of assets being considered for acquisition. As such, this supplemental financial measure provides a basis for investors and management to assess and measure performance over time and in relation to companies who own similar assets. Moreover, our revolving credit agreements require us to use EBITDA in calculating certain financial ratios. Although EBITDA is used as a supplemental financial measure to assess our ability to generate sufficient cash to pay interest costs and make cash distributions to unitholders as noted above, the amount of cash available for such payments is also subject to our ability to reserve cash for other uses, such as debt repayments, capital expenditures and operating activities.

ITEM 9.01.   FINANCIAL STATEMENTS AND EXHIBITS

(c) EXHIBITS

Description

99.1	Press release of Enbridge Energy Partners, L.P., dated October 22, 2004, reporting financial results for the quarter ended September 30, 2004.
99.2	Condensed consolidated financial statements of Enbridge Energy Partners, L.P. as of and for the quarter ended September 30, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENBRIDGE ENERGY PARTNERS, L.P.
(Registrant)

By: Enbridge Energy Management, L.L.C.
as delegate of Enbridge Energy Company, Inc., its General Partner

	By:	/s/ JODY L. BALKO
Jody L. Balko
Controller
(Duly Authorized Officer)

Date: October 27, 2004